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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2010, except for Note 4, as to which the date is February 25, 2010, relating to the financial statements of Baltic Trading Limited, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
August 9, 2010

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  Exhibit 23.1